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                        SUTHERLAND, ASBILL & BRENNAN, L.L.P.
                           1275 Pennsylvania Avenue, N.W.
                            Washington, D.C. 20004-2404
                                   (202) 383-0100
                                Fax: (202) 637-3593


                                 February 26, 1999

     As counsel for State Farm Variable Product Trust (the "Registrant"), we consent to the incorporation by reference of our opinion filed with the Registrant's registration statement on Form N-1A on November 25, 1997 (Securities Act file no. 333-22467).

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.





                                            Sutherland, Asbill & Brennan, L.L.P.